UNSECURED PROMISSORY NOTE

$150,000.00	Dated: November 10, 2008

FOR VALUE RECEIVED, the undersigned, The Saint James Company, a North Carolina corporation (the “Company”), HEREBY PROMISES TO PAY, to the order of Pinnacle Resources, Inc., a Wyoming corporation (the “Payee”), the principal sum of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (the “Principal Amount”), in lawful money of the United States of America, together with interest, on the dates and in the manner provided below.

ARTICLE I
Terms of Payment

Section 1.1          Principal Payback.  The Principal Amount of this Unsecured Promissory Note (the “Note”) shall be repaid in one installment on the first anniversary of the date of this Note (the “Principal Payment Date”).  No payments shall be required hereunder prior to the Principal Payment Date.

Section 1.2           Interest.  Interest shall be simple interest and shall accrue on the outstanding Principal Amount of this Note during the period commencing on the date hereof and continuing until this Note is paid in full at a rate equal to ten percent (10%) per annum on the basis of a 360-day year and actual days elapsed (the “Interest Rate”).  The Company shall pay the accrued interest hereunder on the Principal Payment Date.

Section 1.3           Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the Interest Rate shall exceed the maximum lawful rate (the “Maximum Rate”), which may be contracted for, charged, taken, or received by the Payee in accordance with applicable law, the rate of interest payable in respect of this Note shall be limited to the Maximum Rate.

Section 1.4           Prepayment.  The Company may, without premium or penalty, prepay all or any portion of the outstanding principal amount due under this Note, provided that each such prepayment is accompanied by accrued but unpaid interest on the amount of principal prepaid calculated to the date of such payment.

Section 1.5           Default Rate.  If the Company fails to pay any amount under this Note when due, all amounts of principal and accrued interest outstanding shall bear simple interest from the date they were so due until paid in full at a per-annum rate equal to the lesser of (i) 18.0% or (ii) the Maximum Rate.

ARTICLE II
Events of Default

Section 2.1            Events of Default.  The Company shall be in default if any of the following events (“Event of Default”) shall occur and be continuing:

(a)           the failure of the Company to pay any principal amount of, or interest on, this Note when due and payable under Section 1.1 or 1.2 hereof;

(b)           the Company shall (i) commence any case, proceeding, or other action        (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, dissolution, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, dissolution, arrangement, adjustments, winding-up, or liquidation with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; (ii) make a general assignment for the benefit of its creditors; r (iii) sell all or substantially all of its assets in one or more transactions; or

(c)           there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (b) above that results in the entry of an order for relief or any such adjudication or appointment that remains undismissed, undischarged, unbonded, or unstayed for a period of ninety (90) days.

Section 2.2            Remedies.  Upon the occurrence of an Event of Default, Payee shall be entitled to the following rights and remedies:

(a)           The whole sum of principal and accrued interest outstanding shall become immediately due and payable within ten (10) business days after the Company’s receipt of written notice thereof from Payee; and

(b)           Payee may exercise any and all other remedies it may have at law or in equity.

ARTICLE III
Covenants

Section 3.1            Transfer by Payee; Obligations of Payee.  The Payee covenants and agrees that the Payee shall not transfer this Note or any part of Payee’s right, title and interest in or to this Note to any third party without the consent of the Company; provided, however, this Note will inure to the benefit of the Payee’s successors and permitted assigns.  The Payee, by acceptance hereof, covenants and agrees that the Payee shall comply with all the terms and conditions of this Note to the extent that such terms and conditions relate to the Payee.

ARTICLE IV
Miscellaneous

Section 4.1            Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder thereof reasonably satisfactory to the Company, the Company shall issue to Payee, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

Section 4.2            Amendments, etc.  No amendment or waiver of any provision of this Note, or consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Payee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 4.3            Notice, etc.  All notices or other communications to be given hereunder shall be in writing and shall be delivered by hand or sent by e-mail or sent, postage prepaid, by registered, certified, or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or e-mail, or if mailed, three (3) days after mailing (one (1) business day in the case of overnight courier service), as follows: if to the Company, to its President at the Company’s address at Broadway Plaza, 520 Broadway, Suite 350, Santa Monica, California 90401, E-mail: wayne@waynegronquist.com; and if to the Payee, to its President at its address at 9600 East Arapahoe Road, Suite 260, Englewood, Colorado 80112, E-mail: triggamble@pnrr.net.

Section 4.4            Collection Costs.  The Company agrees to pay all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and disbursements) incurred by Payee in connection with the collection of this Note following the occurrence of an Event of Default.  Principal and interest shall be payable in lawful money of the United States of America.

Section 4.5            No Waiver. The Company agrees that any delay on the part of the Payee in exercising any rights hereunder will not operate as a waiver of such rights. The Payee shall not by any act, delay, omission, or otherwise be deemed to waive any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the Payee.  The waiver by Payee of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

Section 4.6            Waivers/Personal Jurisdiction.

(a)           EXCLUSIVE JURISDICTION.  THE PARTIES HERETO AGREE THAT ALL ACTIONS TO ENFORCE THIS NOTE AND ALL DISPUTES AMONG OR BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG OR BETWEEN THEM IN CONNECTION WITH THIS NOTE, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY A COURT LOCATED IN THE COUNTY OF WAKE, NORTH CAROLINA, AND THE PARTIES HERETO HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURT.

(b)           WAIVERS.  THE PARTIES HERETO HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THEM AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 4.3 OF THIS NOTE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  THE PARTIES HERETO HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE IN THE COUNTY OF WAKE, NORTH CAROLINA, IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION TO ENFORCE THIS NOTE OR BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  THE PARTIES HERETO AGREE THAT THE COUNTY OF WAKE, NORTH CAROLINA, IS A REASONABLY CONVENIENT FORUM TO RESOLVE ANY DISPUTE AMONG THE PARTIES HERETO.  IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAYBE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  NOTHING IN THIS SECTION 4.6 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           OTHER JURISDICTIONS.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE COMPANY AGREES THAT THE HOLDER OF THIS NOTE SHALL HAVE THE RIGHT TO PROCEED AGAINST THE COMPANY IN A COURT IN ANY LOCATION TO ENABLE IT TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN HIS FAVOR.  THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE HOLDER OF THIS NOTE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SECTION 4.6.

Section 4.7           Binding Effect.  This Note shall be binding upon the Company and the Payee and inure to the benefit of the Company and the Payee and their respective successors, heirs, legatees, personal representatives and permitted assigns.

Section 4.8            Headings.  The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

Section 4.9            Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to any choice or conflict of law provision or law that would cause the application of the laws of any other jurisdiction other than the State of North Carolina.

Section 4.10          Waivers.  The Company and any endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and non-payment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Company and any endorsers hereof.

[Signatures on following page]

Signature Page to Unsecured Promissory Note

IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written.

THE SAINT JAMES COMPANY
a North Carolina corporation

By:
Name: Wayne Gronquist
Title: President

Payee hereby acknowledges and agrees to the terms
herein as of the 10th day of November, 2008:

PINNACLE RESOURCES, INC.
A Wyoming corporation

By:
Name: Glen Gamble
Title: President